Exhibit 99.1

Earnings Release and
Supplemental Financial and Operating Information

For the Three Months and Year Ended
December 31, 2014

Earnings Release and Supplemental Financial and Operating Information

Contact: Katie Reinsmidt, Senior Vice President - Investor Relations/Corporate Investments, 423.490.8301, katie_reinsmidt@cblproperties.com

CBL & ASSOCIATES PROPERTIES REPORTS RESULTS FOR FOURTH QUARTER AND FULL YEAR 2014

•	Same-center NOI increased 2.9% and 2.4% for the fourth quarter and year ended December 31, 2014, respectively over the prior-year periods.

•	2014 FFO per diluted share, as adjusted, grew 6.3% to $0.67 in the fourth quarter 2014 and 2.7% to $2.28 for 2014, compared with the prior-year periods.

•	Average gross rent per square foot increased 12.6% for stabilized mall leases signed in the fourth quarter 2014 and full-year 2014 over the prior rate.

•	Same-center stabilized mall occupancy at December 31, 2014 remained high at 94.8%, flat with the prior year-end.

•	Same-center sales per square foot increased 3.9% for the fourth quarter 2014 and declined 0.3% for 2014.

•	In the fourth quarter 2014, CBL's Board of Directors declared an 8.2% increase in the quarterly cash dividend for the Company’s Common Stock to $0.265 per share.
CHATTANOOGA, Tenn. (February 3, 2015) – CBL & Associates Properties, Inc. (NYSE:CBL) announced results for the fourth quarter and year ended December 31, 2014. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure is located at the end of this news release.

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Funds from Operations ("FFO") per diluted share	$0.82	$0.63	$2.73	$2.23
FFO, as adjusted, per diluted share (1)	$0.67	$0.63	$2.28	$2.22
(1) FFO, as adjusted, for the three months ended December 31, 2014 excludes a $7.0 million partial litigation settlement, net of related expenses, and a $23.8 million gain on extinguishment of debt, net of default interest expense, related to the conveyance of Columbia Place to the lender. FFO, as adjusted, for the year ended December 31, 2014 excludes an $83.2 million gain on extinguishment of debt, net of non-cash default interest expense, primarily related to the conveyance of Chapel Hill Mall and Columbia Place and the foreclosure of Citadel Mall. It also excludes a partial litigation settlement of $7.8 million, net of related expenses. FFO, as adjusted, for the year ended December 31, 2013, excludes a $9.1 million loss on extinguishment of debt, a $2.4 million gain on investment and an $8.2 million partial litigation settlement.

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"We are pleased to end 2014 with such strong performance, achieving the high end of our guidance range for same-center NOI growth and FFO as well as double-digit lease spreads," said Stephen Lebovitz, president and CEO of CBL & Associates Properties, Inc. "We are not resting on these significant accomplishments with goals for 2015 of sustaining our momentum, investing to grow our core portfolio and disposing of non-core and mature properties.

"We are making positive headway on our disposition program, with a number of transactions in various stages, including a newly executed contract on Triangle Town Center and Place. While we are cautious not to make preliminary announcements, the level of disposition activity we are involved in is encouraging and we look forward to communicating additional progress."

Net income attributable to common shareholders for the fourth quarter 2014 was $65.3 million, or $0.38 per diluted share, compared with a net loss of $2.4 million, or a loss of $0.01 per diluted share for the fourth quarter 2013. Net income in the fourth quarter 2014 included a $23.8 million gain on extinguishment of debt, net of non-cash default interest expense, related to the conveyance of Columbia Place Mall to the lender. Net income in the fourth quarter 2013 included a $49.0 million loss on impairment.

Net income attributable to common shareholders for 2014 was $174.3 million, or $1.02 per diluted share, compared with net income of $40.3 million, or $0.24 per diluted share for 2013. Net income for 2014 included an $83.2 million gain on extinguishment of debt, net of default interest expense, compared with a $9.1 million loss on extinguishment of debt related to the early retirement of two loans in the prior year. Net income for 2014 also included a $17.9 million loss on impairment of real estate compared with $70.0 million in the prior year.

Percentage change in same-center Net Operating Income ("NOI")(1):

	Three Months Ended December 31,	Year Ended December 31,
	2014	2014
Portfolio same-center NOI	2.9%	2.4%
Mall same-center NOI	2.6%	2.3%
(1) CBL's definition of same-center NOI excludes the impact of lease termination fees and certain non-cash items of straight line rents and net amortization of acquired above and below market leases. NOI is for real estate properties and excludes income of the Company's subsidiary that provides maintenance, janitorial and security services.

MAJOR ITEMS IMPACTING SAME-CENTER NOI RESULTS FOR THE FOURTH QUARTER 2014

▪
Top line revenue benefited from a $2.8 million increase in minimum rents and a $1.9 million increase in tenant reimbursements primarily due to contributions from double-digit lease spreads as well as an increase in other rents including sponsorship and branding income.

▪	Percentage rents declined by $0.4 million during the fourth quarter 2014 compared with the prior year period.

▪
Maintenance and repair expenses declined $0.8 million, primarily due to a decline of $0.4 million in snow removal expenditures and a decline of $0.4 million in parking lot repairs and equipment maintenance in the fourth quarter 2014 compared with the prior-year period.

▪
Operating expenses were $1.2 million lower in the fourth quarter 2014 compared with the prior-year period primarily due to a $0.5 million positive variance in bad debt expense, a $0.4 million decline in utility and central energy expense and a $0.4 million decline in insurance expense.

▪	Real estate taxes were $1.1 million higher in the fourth quarter compared with the prior-year period.

MAJOR ITEMS IMPACTING SAME-CENTER NOI RESULTS FOR 2014

▪
Top line revenues for 2014 benefited from a $13.4 million increase in minimum rent, a $4.1 million increase in tenant reimbursements and a $0.6 million increase in other rents, including sponsorship and branding, partially offset by a $1.5 million decline in other revenues primarily due to litigation settlement income received in the prior-year.

▪	Percentage rents declined by $1.9 million during 2014 compared with the prior year primarily due to the 0.3% decline in sales for the full year.

▪
Maintenance and repair expenses were relatively flat in 2014, primarily due to a decline in maintenance and supplies offset by an increase of $1.0 million in snow removal expenditures compared with 2013.

2

▪
Operating expenses were $2.2 million lower in 2014 compared with 2013 primarily due to lower insurance, security and legal/consulting expense compared with the prior year, partially offset by a $0.7 million increase in bad debt expense.

▪	Real estate taxes increased $0.6 million in 2014.

PORTFOLIO OPERATIONAL RESULTS
Occupancy:

	As of December 31,
	2014	2013
Portfolio occupancy	94.7%	94.7%
Mall portfolio	94.9%	94.9%
Same-center stabilized malls	94.8%	94.8%
Stabilized malls	94.8%	94.7%
Non-stabilized malls (1)	98.1%	98.0%
Associated centers	93.7%	94.5%
Community centers	97.4%	96.7%
(1) Includes The Outlet Shoppes at Oklahoma City, The Outlet Shoppes at Atlanta and The Outlet Shoppes of the Bluegrass as of December 31, 2014. Includes The Outlet Shoppes at Oklahoma City and The Outlet Shoppes at Atlanta as of December 31, 2013.

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet:

	% Change in Average Gross Rent Per Square Foot
	Three Months Ended December 31,	Year Ended December 31,
	2014	2014
Stabilized Malls	12.6%	12.6%
New leases	30.4%	29.6%
Renewal leases	8.0%	7.1%

Same-Center Sales Per Square Foot for Mall Tenants 10,000 Square Feet or Less:

	Year Ended December 31,
	2014	2013	% Change
Stabilized mall same-center sales per square foot	$360	$361	(0.3)%

DIVIDEND
In November 2014, CBL's Board of Directors declared an 8.2% increase in the quarterly cash dividend for the Company’s Common Stock to $0.265 per share for the quarter ending December 31, 2014. The increased quarterly dividend represents an annualized dividend rate of $1.06 per share compared with the previous annualized dividend rate of $0.98 per share. The dividend was payable on January 15, 2015, to shareholders of record as of December 30, 2014.

DISPOSITION ACTIVITY
In 2014, CBL completed the sale of one enclosed regional mall, a community center and an associated center expansion for an aggregate price of $18.6 million.

CBL currently has one community center under contract for sale for $22.8 million. Due diligence has expired and the buyer has committed funds in escrow. CBL anticipates closing on the sale in the second quarter, subject to customary closing conditions and approval of the loan assumption by the lender.

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CBL and its 50/50 joint venture partner, The R.E. Jacobs Group, executed a contract to sell Triangle Town Center and Triangle Town Place for $181.0 million to a new partnership between CBL and an institutional investor. Following the close of the transaction, the investor will own 85% of the assets with CBL retaining 15% ownership and providing leasing and management services. The transaction is expected to close in the third quarter 2015, subject to the assumption of the $175.1 million loan secured by Triangle Town Center and Place and other customary closing conditions.

In 2014, CBL announced that it had entered into a contract to sell a mall and its associated center. In January 2015, CBL terminated the pending contract due to non-performance of the buyer. CBL is currently negotiating a contract on the mall with a new buyer, and is marketing the associated center separately.

CBL has additional transactions in various stages and will provide additional information in its conference call.

FINANCING ACTIVITY
During 2014 CBL retired more than $285.0 million of consolidated property-specific loans, adding more than $470.5 million of undepreciated book value to its unencumbered pool. Currently 36.2% of CBL's consolidated NOI is generated by unencumbered assets.

During the fourth quarter, CBL retired the $113.4 million loan secured by Mall del Norte in Laredo, TX, the $2.5 million loan secured by Janesville Mall in Janesville, WI and the $47.7 million loan secured by the community center, The Promenade in D'Iberville, MS, using availability under its lines of credit.

In October 2014, CBL's majority-owned operating partnership subsidiary completed a $300 million offering of 4.6% Senior Notes Due 2024 under its existing shelf registration statement, representing a 65 basis point (bps) improvement in rate from its inaugural offering.

In October, CBL completed the conveyance of Columbia Place in Columbia, SC, to the lender in lieu of foreclosure. The resulting $23.8 million gain on extinguishment of debt, net of default interest expense, was recorded in the fourth quarter 2014.

In November, CBL closed on a $77.5 million ($50.4 million at CBL's share) non-recourse loan secured by The Outlet Shoppes of the Bluegrass. The ten-year loan bears interest at 4.045%. A portion of the proceeds from the loan were used to retire the $42.3 million construction loan utilized for the development of the property.

In January 2015, CBL completed an amendment to its $50.0 million unsecured term loan, reducing the borrowing rate by 35 bps to 155 bps over LIBOR. No other terms of the loan changed.

OUTLOOK AND GUIDANCE
The Company is providing 2015 FFO guidance in the range of $2.24 - $2.31 per share. CBL is assuming same-center NOI growth of 0% - 2.0% in 2015. The low end of the guidance range for FFO and NOI includes a provision of $10.0 million for lost income from bankruptcies and store closures as a result of increased retailer bankruptcy announcements to-date. This provision is reduced proportionally by lease-up assumptions to achieve the top end of guidance.

As is the Company's normal practice, the guidance excludes future unannounced acquisition or disposition activity. While CBL maintains an active disposition program, the impact of the program on annual results will vary with the timing and scale of potential dispositions and available reinvestment opportunities. Therefore, the Company believes it is more meaningful to provide a guidance range excluding the impact of potential transactions.

The guidance also assumes the following:

•	$2.0 million to $4.0 million of outparcel sales;

•	0-25 basis point increase in total portfolio occupancy as well as stabilized mall occupancy throughout 2015;

•	No unannounced capital markets activity.

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	Low	High
Expected diluted earnings per common share	$0.67	$0.74
Adjust to fully converted shares from common shares	(0.09)	(0.10)
Expected earnings per diluted, fully converted common share	0.58	0.64
Add: depreciation and amortization	1.59	1.59
Add: noncontrolling interest in earnings of Operating Partnership	0.10	0.11
Adjustment for litigation settlement	(0.03)	(0.03)
Expected FFO per diluted, fully converted common share	$2.24	$2.31

INVESTOR CONFERENCE CALL AND WEBCAST
CBL & Associates Properties, Inc. will conduct a conference call at 11:00 a.m. ET on Wednesday, February 4, 2015, to discuss its fourth quarter and full year results. The number to call for this interactive teleconference is (800) 736-4594 or (212) 231-2902. A replay of the conference call will be available through February 12, 2015, by dialing (800) 633-8284 or (402) 977-9140 and entering the confirmation number 21706211. A transcript of the Company's prepared remarks will be furnished on a Form 8-K following the conference call.

To receive the CBL & Associates Properties, Inc., fourth quarter and full year earnings release and supplemental information please visit the Investing section of our website at cblproperties.com or contact Investor Relations at 423-490-8312.

The Company will also provide an online webcast and rebroadcast of its 2014 fourth quarter and full year earnings release conference call. The live broadcast of the quarterly conference call will be available online at cblproperties.com on Wednesday, February 4, 2015 beginning at 11:00 a.m. ET. The online replay will follow shortly after the call and continue for one year.

ABOUT CBL & ASSOCIATES PROPERTIES, INC.
CBL is one of the largest and most active owners and developers of malls and shopping centers in the United States. CBL owns, holds interests in or manages 147 properties, including 89 regional malls/open-air centers. The properties are located in 30 states and total 84.4 million square feet including 6.5 million square feet of non-owned shopping centers managed for third parties. Headquartered in Chattanooga, TN, CBL has regional offices in Boston (Waltham), MA, Dallas (Irving), TX, and St. Louis, MO. Additional information can be found at cblproperties.com.

NON-GAAP FINANCIAL MEASURES
Funds From Operations
FFO is a widely used measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis. We define FFO allocable to common shareholders as defined above by NAREIT less dividends on preferred stock. The Company’s method of calculating FFO allocable to its common shareholders may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time. Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure. The Company presents both FFO of its Operating Partnership and FFO allocable to its common shareholders, as it believes that both are useful performance measures. The Company believes FFO of its Operating Partnership is a useful performance measure since it conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership. The Company believes FFO allocable to its common shareholders is a useful performance measure because it is the performance measure that is most directly comparable to net income (loss) attributable to its common shareholders.

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In the reconciliation of net income attributable to the Company's common shareholders to FFO allocable to its common shareholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its Operating Partnership in order to arrive at FFO of its Operating Partnership. The Company then applies a percentage to FFO of its Operating Partnership to arrive at FFO allocable to its common shareholders. The percentage is computed by taking the weighted average number of common shares outstanding for the period and dividing it by the sum of the weighted average number of common shares and the weighted average number of Operating Partnership units held by noncontrolling interests during the period.

FFO does not represent cash flows from operations as defined by accounting principles generally accepted in the United States, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.

As described above, during 2014, the Company recognized an $83.2 million of gain on the extinguishment of debt, net of non-cash default interest expense, in connection with the conveyance of Chapel Hill Mall and Columbia Place to the respective lenders and the foreclosure of Citadel Mall, and received income of $7.8 million, net of related expenses, as partial settlements of ongoing litigation. During 2013, the Company received income of $8.2 million as a partial settlement of ongoing litigation, recorded $2.4 million of gain on investment and $9.1 million of loss on extinguishment of debt. Considering the significance and nature of these items, the Company believes that it is important to identify their impact on its FFO measures for a reader to have a complete understanding of the Company’s results of operations. Therefore, the Company has also presented adjusted FFO measures excluding these items from the applicable periods.

Same-Center Net Operating Income
NOI is a supplemental measure of the operating performance of the Company's shopping centers and other properties. The Company defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).

Similar to FFO, the Company computes NOI based on its pro rata share of both consolidated and unconsolidated properties. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's NOI may not be comparable to that of other companies.

Since NOI includes only those revenues and expenses related to the operations of its shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates and operating costs and the impact of those trends on the Company's results of operations. The Company’s calculation of same-center NOI also excludes lease termination income, straight-line rent adjustments, and amortization of above and below market lease intangibles in order to enhance the comparability of results from one period to another, as these items can be impacted by one-time events that may distort same-center NOI trends and may result in same-center NOI that is not indicative of the ongoing operations of the Company’s shopping center and other properties. A reconciliation of same-center NOI to net income is located at the end of this earnings release.

Pro Rata Share of Debt
The Company presents debt based on its pro rata ownership share (including the Company's pro rata share of unconsolidated affiliates and excluding noncontrolling interests' share of consolidated properties) because it believes this provides investors a clearer understanding of the Company's total debt obligations which affect the Company's liquidity. A reconciliation of the Company's pro rata share of debt to the amount of debt on the Company's consolidated balance sheet is located at the end of this earnings release.

Information included herein contains "forward-looking statements" within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included therein, for a discussion of such risks and uncertainties.

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CBL & Associates Properties, Inc.
Supplemental Financial and Operating Information
For the Three Months and Year Ended December 31, 2014
Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
REVENUES:
Minimum rents	$176,579	$177,237	$682,584	$675,870
Percentage rents	8,386	8,724	16,876	18,572
Other rents	8,606	8,472	22,314	21,974
Tenant reimbursements	76,239	76,573	290,561	290,097
Management, development and leasing fees	3,810	3,396	12,986	12,439
Other	10,229	7,607	35,418	34,673
Total revenues	283,849	282,009	1,060,739	1,053,625
OPERATING EXPENSES:
Property operating	37,568	39,956	149,774	151,127
Depreciation and amortization	79,093	72,797	291,273	278,911
Real estate taxes	23,643	22,289	89,281	88,701
Maintenance and repairs	13,451	15,573	54,842	56,379
General and administrative	14,688	12,407	50,271	48,867
Loss on impairment	105	49,011	17,858	70,049
Other	10,966	7,608	32,297	28,826
Total operating expenses	179,514	219,641	685,596	722,860
Income from operations	104,335	62,368	375,143	330,765
Interest and other income	10,586	628	14,121	10,825
Interest expense	(59,827)	(58,482)	(239,824)	(231,856)
Gain (loss) on extinguishment of debt	26,951	—	87,893	(9,108)
Gain on investment	—	—	—	2,400
Equity in earnings of unconsolidated affiliates	3,765	3,998	14,803	11,616
Income tax provision	(233)	(451)	(4,499)	(1,305)
Income from continuing operations before gain on sales of real estate assets	85,577	8,061	247,637	113,337
Gain on sales of real estate assets	1,829	922	5,342	1,980
Income from continuing operations	87,406	8,983	252,979	115,317
Operating income (loss) of discontinued operations	258	(896)	(222)	(6,091)
Gain (loss) on discontinued operations	188	(18)	276	1,144
Net income	87,852	8,069	253,033	110,370
Net (income) loss attributable to noncontrolling interests in:
Operating Partnership	(11,259)	477	(30,106)	(7,125)
Other consolidated subsidiaries	(37)	297	(3,777)	(18,041)
Net income attributable to the Company	76,556	8,843	219,150	85,204
Preferred dividends	(11,223)	(11,223)	(44,892)	(44,892)
Net income (loss) attributable to common shareholders	$65,333	$(2,380)	$174,258	$40,312

Basic and diluted per share data attributable to common shareholders:
Income (loss) from continuing operations, net of preferred dividends	$0.38	$(0.01)	$1.02	$0.27
Discontinued operations	0.00	0.00	0.00	(0.03)
Net income (loss) attributable to common shareholders	$0.38	$(0.01)	$1.02	$0.24
Weighted average common shares outstanding	170,261	169,930	170,247	167,027

Amounts attributable to common shareholders:
Income (loss) from continuing operations, net of preferred dividends	$64,952	$(1,602)	$174,212	$44,515
Discontinued operations	381	(778)	46	(4,203)
Net income (loss) attributable to common shareholders	$65,333	$(2,380)	$174,258	$40,312

CBL & Associates Properties, Inc.
Supplemental Financial and Operating Information
For the Three Months and Year Ended December 31, 2014

The Company's calculation of FFO allocable to Company shareholders is as follows:
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net income (loss) attributable to common shareholders	$65,333	$(2,380)	$174,258	$40,312
Noncontrolling interest in income (loss) of Operating Partnership	11,259	(477)	30,106	7,125
Depreciation and amortization expense of:
Consolidated properties	79,093	72,797	291,273	278,911
Unconsolidated affiliates	11,152	9,844	41,806	39,592
Discontinued operations	—	—	—	6,638
Non-real estate assets	(486)	(547)	(2,311)	(2,077)
Noncontrolling interests' share of depreciation and amortization	(2,011)	(1,589)	(6,842)	(5,881)
Loss on impairment, net of tax benefit	—	47,213	18,434	73,485
(Gain) loss on depreciable property	—	3	(937)	(7)
(Gain) loss on discontinued operations, net of taxes	(187)	67	(273)	(647)
Funds from operations of the Operating Partnership	164,153	124,931	545,514	437,451
Litigation settlement, net of related expenses	(6,963)	—	(7,763)	(8,240)
Gain on investment	—	—	—	(2,400)
Non cash default interest expense	3,181	—	4,695	—
(Gain) loss on extinguishment of debt	(26,951)	—	(87,893)	9,108
Funds from operations of the Operating Partnership, as adjusted	$133,420	$124,931	$454,553	$435,919

Funds from operations per diluted share	$0.82	$0.63	$2.73	$2.23

Funds from operations, as adjusted, per diluted share	$0.67	$0.63	$2.28	$2.22

Weighted average common and potential dilutive common shares outstanding with operating partnership units fully converted	199,543	199,476	199,660	196,572

Reconciliation of FFO of the Operating Partnership to FFO allocable to common shareholders:
Funds from operations of the Operating Partnership	$164,153	$124,931	$545,514	$437,451
Percentage allocable to common shareholders (1)	85.33%	85.19%	85.27%	84.97%
Funds from operations allocable to common shareholders	$140,072	$106,429	$465,160	$371,702

Funds from operations of the Operating Partnership, as adjusted	$133,420	$124,931	$454,553	$435,919
Percentage allocable to common shareholders (1)	85.33%	85.19%	85.27%	84.97%
Funds from operations allocable to common shareholders, as adjusted	$113,847	$106,429	$387,597	$370,400

(1) Represents the weighted average number of common shares outstanding for the period divided by the sum of the weighted average number of common shares and the weighted average number of Operating Partnership units outstanding during the period. See the reconciliation of shares and Operating Partnership units outstanding on page 12.

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
SUPPLEMENTAL FFO INFORMATION:
Lease termination fees	$1,413	$792	$3,808	$4,217
Lease termination fees per share	$0.01	$—	$0.02	$0.02

Straight-line rental income	$(352)	$1,110	$2,132	$1,191
Straight-line rental income per share	$—	$0.01	$0.01	$0.01

Gains on outparcel sales	$2,774	$923	$5,235	$1,958
Gains on outparcel sales per share	$0.01	$—	$0.03	$0.01

Net amortization of acquired above- and below-market leases	$683	$295	$1,227	$1,566
Net amortization of acquired above- and below-market leases per share	$—	$—	$0.01	$0.01

Net amortization of debt premiums and discounts	$547	$(1,162)	$2,172	$553
Net amortization of debt premiums and discounts per share	$—	$(0.01)	$0.01	$—

Income tax provision	$(233)	$(451)	$(4,499)	$(1,305)
Income tax provision per share	$—	$—	$(0.02)	$(0.01)

Abandoned projects expense	$55	$193	$136	$334
Abandoned projects expense per share	$—	$—	$—	$—

Gain (loss) on extinguishment of debt	$26,951	$—	$87,893	$(9,108)
Gain (loss) on extinguishment of debt per share	$0.14	$—	$0.44	$(0.05)

Non cash default interest expense	$(3,181)	$—	$(4,695)	$—
Non cash default interest expense per share	$(0.02)	$—	$(0.02)	$—

Gain on investment	$—	$—	$—	$2,400
Gain on investment per share	$—	$—	$—	$0.01

Litigation settlement, net of related expenses	$6,963	$—	$7,763	$8,240
Litigation settlement, net of related expenses, per share	$0.03	$—	$0.04	$0.04

Interest capitalized	$2,576	$1,205	$7,288	$4,411
Interest capitalized per share	$0.01	$0.01	$0.04	$0.02

	As of December 31,
	2014	2013
Straight-line rent receivable	$63,731	$62,611

CBL & Associates Properties, Inc.
Supplemental Financial and Operating Information
For the Three Months and Year Ended December 31, 2014
Same-Center Net Operating Income
(Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net income attributable to the Company	$76,556	$8,843	$219,150	$85,204

Adjustments:
Depreciation and amortization	79,093	72,797	291,273	278,911
Depreciation and amortization from unconsolidated affiliates	11,152	9,844	41,806	39,592
Depreciation and amortization from discontinued operations	—	—	—	6,638
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(2,011)	(1,589)	(6,842)	(5,881)
Interest expense	59,827	58,482	239,824	231,856
Interest expense from unconsolidated affiliates	9,586	9,723	38,458	39,399
Interest expense from discontinued operations	—	—	—	1
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,620)	(1,384)	(5,613)	(4,413)
Abandoned projects expense	55	193	136	334
Gain on sales of real estate assets	(1,829)	(922)	(5,342)	(1,980)
Gain on sales of real estate assets of unconsolidated affiliates	(289)	(11)	(987)	(22)
Gain on investment	—	—	—	(2,400)
(Gain) loss on extinguishment of debt	(26,951)	—	(87,893)	9,108
Loss on impairment	105	49,011	17,858	70,049
Loss on impairment from discontinued operations	—	—	681	5,234
Income tax provision	233	451	4,499	1,305
Lease termination fees	(1,413)	(792)	(3,808)	(4,217)
Straight-line rent and above- and below-market lease amortization	(331)	(83)	(3,359)	(1,502)
Net income (loss) attributable to noncontrolling interest in earnings of Operating Partnership	11,259	(477)	30,106	7,125
(Gain) loss on discontinued operations	(188)	18	(276)	(1,144)
General and administrative expenses	14,688	12,407	50,271	48,867
Management fees and non-property level revenues	(16,137)	(8,029)	(36,386)	(23,552)
Company's share of property NOI	211,785	208,482	783,556	778,512
Non-comparable NOI	(16,499)	(18,623)	(63,968)	(75,492)
Total same-center NOI (1)	$195,286	$189,859	$719,588	$703,020
Total same-center NOI percentage change	2.9%		2.4%

Malls	$179,900	$175,416	$659,781	$645,157
Associated centers	8,336	7,892	32,077	31,124
Community centers	5,153	4,731	19,802	19,345
Offices and other	1,897	1,820	7,928	7,394
Total same-center NOI (1)	$195,286	$189,859	$719,588	$703,020

Percentage Change:
Malls	2.6%		2.3%
Associated centers	5.6%		3.1%
Community centers	8.9%		2.4%
Offices and other	4.2%		7.2%
Total same-center NOI (1)	2.9%		2.4%

(1) CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). Same-center NOI excludes lease termination income, straight-line rent adjustments, and amortization of above and below market lease intangibles. Same-center NOI is for real estate properties and does not include the results of operations of the Company's subsidiary that provides janitorial, security and maintenance services. We include a property in our same-center pool when we own all or a portion of the property as of December 31, 2014, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending December 31, 2014. The only properties excluded from the same center pool that would otherwise meet this criteria are non-core properties, properties under major redevelopment, properties where we intend to renegotiate the terms of the debt secured by the related property and properties included in discontinued operations.

CBL & Associates Properties, Inc.
Supplemental Financial and Operating Information
As of December 31, 2014 and 2013

Company's Share of Consolidated and Unconsolidated Debt
(Dollars in thousands)

	As of December 31, 2014
	Fixed Rate	Variable Rate	Total
Consolidated debt	$4,004,064	$696,396	$4,700,460
Noncontrolling interests' share of consolidated debt	(115,390)	(7,083)	(122,473)
Company's share of unconsolidated affiliates' debt	671,526	96,776	768,302
Company's share of consolidated and unconsolidated debt	$4,560,200	$786,089	$5,346,289
Weighted average interest rate	5.45%	1.75%	4.91%

	As of December 31, 2013
	Fixed Rate	Variable Rate	Total
Consolidated debt	$3,990,774	$866,749	$4,857,523
Noncontrolling interests' share of consolidated debt	(87,406)	(5,669)	(93,075)
Company's share of unconsolidated affiliates' debt	653,429	89,111	742,540
Company's share of consolidated and unconsolidated debt	$4,556,797	$950,191	$5,506,988
Weighted average interest rate	5.48%	1.94%	4.87%

Debt-To-Total-Market Capitalization Ratio as of December 31, 2014
(In thousands, except stock price)

	Shares Outstanding	Stock Price (1)	Value
Common stock and Operating Partnership units	199,533	$19.42	$3,874,931
7.375% Series D Cumulative Redeemable Preferred Stock	1,815	250.00	453,750
6.625% Series E Cumulative Redeemable Preferred Stock	690	250.00	172,500
Total market equity			4,501,181
Company's share of total debt			5,346,289
Total market capitalization			$9,847,470
Debt-to-total-market capitalization ratio			54.3%

(1) Stock price for common stock and operating partnership units equals the closing price of the common stock on December 31, 2014. The stock prices for the preferred stocks represent the liquidation preference of each respective series.

CBL & Associates Properties, Inc.
Supplemental Financial and Operating Information
As of December 31, 2014 and 2013

Reconciliation of Shares and Operating Partnership Units Outstanding
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
2014:	Basic	Diluted	Basic	Diluted
Weighted average shares - EPS	170,261	170,261	170,247	170,247
Weighted average operating partnership units	29,282	29,282	29,413	29,413
Weighted average shares- FFO	199,543	199,543	199,660	199,660

2013:
Weighted average shares - EPS	169,930	169,930	167,027	167,027
Weighted average operating partnership units	29,546	29,546	29,545	29,545
Weighted average shares- FFO	199,476	199,476	196,572	196,572

Dividend Payout Ratio

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Weighted average cash dividend per share	$0.27280	$0.25313	$1.03218	$0.96853
FFO as adjusted, per diluted fully converted share	$0.67	$0.63	$2.28	$2.22
Dividend payout ratio	40.7%	40.2%	45.3%	43.6%

CBL & Associates Properties, Inc.
Supplemental Financial and Operating Information
As of December 31, 2014 and 2013

Consolidated Balance Sheets (Unaudited; in thousands, except share data)

	As of December 31,
	2014	2013
ASSETS
Real estate assets:
Land	$847,829	$858,619
Buildings and improvements	7,221,387	7,125,512
	8,069,216	7,984,131
Accumulated depreciation	(2,240,007)	(2,056,357)
	5,829,209	5,927,774
Developments in progress	117,966	139,383
Net investment in real estate assets	5,947,175	6,067,157
Cash and cash equivalents	37,938	65,500
Receivables:
Tenant, net of allowance for doubtful accounts of $2,368 and $2,379 in 2014 and 2013, respectively	81,338	79,899
Other, net of allowance for doubtful accounts of $1,285 and $1,241 in 2014 and 2013, respectively	22,577	23,343
Mortgage and other notes receivable	19,811	30,424
Investments in unconsolidated affiliates	281,449	277,146
Intangible lease assets and other assets	226,011	242,502
	$6,616,299	$6,785,971

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgage and other indebtedness	$4,700,460	$4,857,523
Accounts payable and accrued liabilities	328,352	333,875
Total liabilities	5,028,812	5,191,398
Commitments and contingencies
Redeemable noncontrolling partnership interests	37,559	34,639
Shareholders' equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized:
7.375% Series D Cumulative Redeemable Preferred Stock, 1,815,000 shares outstanding	18	18
6.625% Series E Cumulative Redeemable Preferred Stock, 690,000 shares outstanding	7	7
Common stock, $.01 par value, 350,000,000 shares authorized, 170,260,273 and 170,048,144 issued and outstanding in 2014 and 2013, respectively	1,703	1,700
Additional paid-in capital	1,958,198	1,967,644
Accumulated other comprehensive income	13,411	6,325
Dividends in excess of cumulative earnings	(566,785)	(570,781)
Total shareholders' equity	1,406,552	1,404,913
Noncontrolling interests	143,376	155,021
Total equity	1,549,928	1,559,934
	$6,616,299	$6,785,971

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of December 31, 2014 and 2013

Condensed Combined Financial Statements - Unconsolidated Affiliates
(Unaudited; in thousands)

	As of December 31,
	2014	2013
ASSETS:
Investment in real estate assets	$2,266,252	$2,167,227
Accumulated depreciation	(619,558)	(555,174)
	1,646,694	1,612,053
Developments in progress	75,877	103,161
Net investment in real estate assets	1,722,571	1,715,214
Other assets	170,554	168,799
Total assets	$1,893,125	$1,884,013

LIABILITIES:
Mortgage and other indebtedness	$1,512,826	$1,468,422
Other liabilities	42,517	48,203
Total liabilities	1,555,343	1,516,625

OWNERS' EQUITY:
The Company	198,261	213,664
Other investors	139,521	153,724
Total owners' equity	337,782	367,388
Total liabilities and owners’ equity	$1,893,125	$1,884,013

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Total revenues	$65,246	$63,124	$250,248	$243,215
Depreciation and amortization	(21,266)	(19,165)	(79,059)	(76,323)
Other operating expenses	(19,761)	(17,926)	(73,218)	(72,166)
Income from operations	24,219	26,033	97,971	94,726
Interest income	343	342	1,358	1,359
Interest expense	(18,589)	(19,073)	(74,754)	(76,934)
Gain on sales of real estate assets	578	81	1,697	102
Net income	$6,551	$7,383	$26,272	$19,253

	Company's Share for the Three Months Ended December 31,		Company's Share for the Year Ended December 31,
	2014	2013	2014	2013
Total revenues	$34,069	$32,150	$130,458	$125,152
Depreciation and amortization	(11,152)	(9,844)	(41,806)	(39,592)
Other operating expenses	(10,117)	(8,851)	(37,415)	(35,533)
Income from operations	12,800	13,455	51,237	50,027
Interest income	262	211	1,037	923
Interest expense	(9,586)	(9,723)	(38,458)	(39,399)
Gain on sales of real estate assets	289	54	987	65
Net income	$3,765	$3,997	$14,803	$11,616

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Year Ended December 31, 2014

The Company presents the ratio of earnings before interest, taxes, depreciation and amortization (EBITDA) to interest because the Company believes that the EBITDA to interest coverage ratio, along with cash flows from operating activities, investing activities and financing activities, provides investors an additional indicator of the Company's ability to incur and service debt.

Ratio of EBITDA to Interest Expense
(Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
EBITDA:
Net income attributable to the Company	$76,556	$8,843	$219,150	$85,204
Adjustments:
Depreciation and amortization	79,093	72,797	291,273	278,911
Depreciation and amortization from unconsolidated affiliates	11,152	9,844	41,806	39,592
Depreciation and amortization from discontinued operations	—	—	—	6,638
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(2,011)	(1,589)	(6,842)	(5,881)
Interest expense	59,827	58,482	239,824	231,856
Interest expense from unconsolidated affiliates	9,586	9,723	38,458	39,399
Interest expense from discontinued operations	—	—	—	1
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,620)	(1,384)	(5,613)	(4,413)
Income and other taxes	298	(1,101)	6,195	2,225
(Gain) loss on extinguishment of debt	(26,951)	—	(87,893)	9,108
Loss on impairment	105	49,011	17,858	70,049
Loss on impairment from discontinued operations	—	—	681	5,234
Abandoned projects	55	193	136	334
Gain on investment	—	—	—	(2,400)
Net income (loss) attributable to noncontrolling interest in earnings of Operating Partnership	11,259	(477)	30,106	7,125
(Gain) loss on depreciable property	—	3	(937)	(7)
(Gain) loss on discontinued operations	(188)	18	(276)	(1,144)
Company's share of total EBITDA	$217,161	$204,363	$783,926	$761,831

Interest Expense:
Interest expense	$59,827	$58,482	$239,824	$231,856
Interest expense from unconsolidated affiliates	9,586	9,723	38,458	39,399
Interest expense from discontinued operations	—	—	—	1
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,620)	(1,384)	(5,613)	(4,413)
Company's share of total interest expense	$67,793	$66,821	$272,669	$266,843

Ratio of EBITDA to Interest Expense	3.20	3.06	2.88	2.85

Reconciliation of EBITDA to Cash Flows Provided by Operating Activities
(In thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Company's share of total EBITDA	$217,161	$204,363	$783,926	$761,831
Interest expense	(59,827)	(58,482)	(239,824)	(231,856)
Interest expense from discontinued operations	—	—	—	(1)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	1,620	1,384	5,613	4,413
Income and other taxes	(298)	1,101	(6,195)	(2,225)
Net amortization of deferred financing costs and debt premiums and discounts	(152)	1,130	4,405	4,781
Net amortization of deferred financing costs and debt premiums and discounts from discontinued operations	—	2	—	2
Net amortization of intangible lease assets and liabilities	(167)	176	368	63
Depreciation and interest expense from unconsolidated affiliates	(20,738)	(19,567)	(80,264)	(78,991)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	2,011	1,589	6,842	5,881
Noncontrolling interests in earnings of other consolidated subsidiaries	37	(297)	3,777	18,041
Gains on outparcel sales	(1,829)	(925)	(4,405)	(1,973)
Equity in earnings of unconsolidated affiliates	(3,765)	(3,998)	(14,803)	(11,616)
Distributions of earnings from unconsolidated affiliates	7,303	4,770	21,866	15,995
Share-based compensation expense	661	417	3,979	2,725
Provision for doubtful accounts	(41)	357	2,643	1,816
Change in deferred tax assets	88	158	1,329	1,824
Changes in operating assets and liabilities	(3,337)	5,315	(21,196)	(17,182)
Cash flows provided by operating activities	$138,727	$137,493	$468,061	$473,528

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of December 31, 2014
Schedule of Mortgage and Other Indebtedness
(Dollars in thousands )

		Original Maturity	Optional Extended Maturity	Interest			Balance
Property	Location	Date	Date	Rate	Balance		Fixed	Variable

Operating Properties:
Imperial Valley Mall	El Centro, CA	Sep-15		4.99%	$49,945		$49,945	$—
CherryVale Mall	Rockford, IL	Oct-15		5.00%	78,280		78,280	—
Brookfield Square	Brookfield, IL	Nov-15		5.08%	87,816		87,816	—
East Towne Mall	Madison, WI	Nov-15		5.00%	66,772		66,772	—
West Towne Mall	Madison, WI	Nov-15		5.00%	94,316		94,316	—
Eastland Mall	Bloomington, IL	Dec-15		5.85%	59,400		59,400	—
Hickory Point Mall	Decatur, IL	Dec-15		5.85%	28,338		28,338	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA	Feb-16		5.87%	38,659		38,659	—
CoolSprings Crossing	Nashville, TN	Apr-16		4.54%	11,946	(1)	11,946	—
Gunbarrel Pointe	Chattanooga, TN	Apr-16		4.64%	10,641	(2)	10,641	—
Stroud Mall	Stroud, PA	Apr-16		4.59%	31,960	(3)	31,960	—
York Galleria	York, PA	Apr-16		4.55%	51,037	(4)	51,037	—
Statesboro Crossing	Statesboro, GA	Jun-16	Jun-18	1.97%	11,212		—	11,212
Greenbrier Mall	Chesapeake, VA	Aug-16		5.91%	73,907		73,907	—
Hamilton Place	Chattanooga, TN	Aug-16		5.86%	101,624		101,624	—
Midland Mall	Midland, MI	Aug-16		6.10%	33,179		33,179	—
Chesterfield Mall	St. Louis, MO	Sep-16		5.74%	140,000		140,000	—
Dakota Square Mall	Minot, ND	Nov-16		6.23%	56,705		56,705	—
Southaven Towne Center	Southaven, MS	Jan-17		5.50%	40,023		40,023	—
Cary Towne Center	Cary, NC	Mar-17		8.50%	51,250		51,250	—
Acadiana Mall	Lafayette, LA	Apr-17		5.67%	132,068		132,068	—
Hamilton Corner	Chattanooga, TN	Apr-17		5.67%	14,966		14,966	—
Layton Hills Mall	Layton, UT	Apr-17		5.66%	94,383		94,383	—
The Plaza at Fayette Mall	Lexington, KY	Apr-17		5.67%	38,988		38,988	—
The Shoppes at St. Clair Square	Fairview Heights, IL	Apr-17		5.67%	19,760		19,760	—
EastGate Crossing	Cincinnati, OH	May-17		5.66%	14,707		14,707	—
The Outlet Shoppes at El Paso	El Paso, TX	Dec-17		7.06%	64,497		64,497	—
Kirkwood Mall	Bismarck, ND	Apr-18		5.75%	39,196		39,196	—
The Outlet Shoppes at El Paso Phase II	El Paso, TX	Apr-18		2.91%	5,068		—	5,068
Hanes Mall	Winston-Salem, NC	Oct-18		6.99%	151,584		151,584	—
The Outlet Shoppes at Oklahoma City Phase II	Oklahoma City, OK	Apr-19	Apr-21	2.91%	5,909		—	5,909
The Outlet Shoppes at Oklahoma City Phase III	Oklahoma City, OK	Apr-19	Apr-21	2.91%	2,570		—	2,570
Honey Creek Mall	Terre Haute, IN	Jul-19		8.00%	28,978		28,978	—
Volusia Mall	Daytona Beach, FL	Jul-19		8.00%	49,849		49,849	—
The Terrace	Chattanooga, TN	Jun-20		7.25%	13,683		13,683	—
Burnsville Center	Burnsville, MN	Jul-20		6.00%	75,752		75,752	—
Parkway Place	Huntsville, AL	Jul-20		6.50%	38,567		38,567	—
Valley View Mall	Roanoke, VA	Jul-20		6.50%	59,688		59,688	—
Parkdale Mall & Crossing	Beaumont, TX	Mar-21		5.85%	87,961		87,961	—
EastGate Mall	Cincinnati, OH	Apr-21		5.83%	39,852		39,852	—
Hamilton Crossing & Expansion	Chattanooga, TN	Apr-21		5.99%	9,853		9,853	—
Park Plaza Mall	Little Rock, AR	Apr-21		5.28%	91,643		91,643	—
Wausau Center	Wausau, WI	Apr-21		5.85%	18,369		18,369	—
Fayette Mall	Lexington, KY	May-21		5.42%	171,192		171,192	—
Alamance Crossing - East	Burlington, NC	Jul-21		5.83%	48,660		48,660	—
Asheville Mall	Asheville, NC	Sep-21		5.80%	73,260		73,260	—

		Original Maturity	Optional Extended Maturity	Interest		Balance
Property	Location	Date	Date	Rate	Balance	Fixed	Variable
Cross Creek Mall	Fayetteville, NC	Jan-22		4.54%	130,600	130,600	—
The Outlet Shoppes at Oklahoma City	Oklahoma City, OK	Jan-22		5.73%	56,571	56,571	—
Northwoods Mall	North Charleston, SC	Apr-22		5.08%	70,194	70,194	—
Arbor Place	Douglasville, GA	May-22		5.10%	117,496	117,496	—
CBL Center	Chattanooga, TN	Jun-22		5.00%	20,485	20,485	—
Fashion Square	Saginaw, MI	Jun-22		4.95%	39,736	39,736	—
Jefferson Mall	Louisville, KY	Jun-22		4.75%	68,470	68,470	—
Southpark Mall	Colonial Heights, VA	Jun-22		4.85%	64,486	64,486	—
WestGate Mall	Spartanburg, SC	Jul-22		4.99%	37,931	37,931	—
The Outlet Shoppes at Atlanta	Woodstock, GA	Nov-23		4.90%	78,695	78,695	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	Dec-24		4.05%	77,398	77,398	—
	SUBTOTAL				$3,270,075	$3,245,316	$24,759
Weighted average interest rate					5.49%	5.51%	2.48%

Debt Premiums (Discounts): (5)

Imperial Valley Mall	El Centro, CA	Sep-15		3.75%	$461	$461	$—
Chesterfield Mall	St. Louis, MO	Sep-16		5.96%	(453)	(453)	—
Dakota Square Mall	Minot, ND	Nov-16		5.03%	1,354	1,354	—
The Outlet Shoppes at El Paso	El Paso, TX	Dec-17		4.75%	4,122	4,122	—
Kirkwood Mall	Bismarck, ND	Apr-18		4.25%	1,930	1,930	—
	SUBTOTAL				$7,414	$7,414	$—
Weighted average interest rate					4.53%	4.53%

Total Loans On Operating Properties And Debt Premiums (Discounts)					$3,277,489	$3,252,730	$24,759
Weighted average interest rate					5.48%	5.51%	2.48%

Construction Loan:
The Outlet Shoppes at Atlanta - Parcel Development	Woodstock, GA	Dec-19		2.66%	$454	$—	$454

Operating Partnership Debt:
Unsecured credit facilities:
$600,000 capacity		Nov-15	Nov-16	1.56%	$63,716	$—	$63,716
$100,000 capacity		Feb-16		1.55%	2,200	—	2,200
$600,000 capacity		Nov-16	Nov-17	1.56%	155,267	—	155,267
	SUBTOTAL				$221,183	$—	$221,183

Unsecured term loans:
$50,000 term loan		Feb-18		2.05%	$50,000	$—	$50,000
$400,000 term loan		Jul-18		1.67%	400,000	—	400,000
	SUBTOTAL				$450,000	$—	$450,000

Senior Unsecured Notes:
Senior Unsecured 5.25% Notes		Dec-23		5.25%	$450,000	$450,000	$—
Senior Unsecured 5.25% Notes (discount)		Dec-23		5.25%	(4,230)	(4,230)	—
Senior Unsecured 4.60% Notes		Oct-24		4.60%	300,000	300,000	—
Senior Unsecured 4.60% Notes (discount)		Oct-24		4.60%	(75)	(75)	—
	SUBTOTAL				$745,695	$745,695	$—

		Original Maturity	Optional Extended Maturity	Interest		Balance
Property	Location	Date	Date	Rate	Balance	Fixed	Variable
Other:
ERMC note (term loan)		May-17		3.50%	$5,639	$5,639	$—

Total Consolidated Debt					$4,700,460	$4,004,064	$696,396
Weighted average interest rate					4.86%	5.41%	1.69%

Plus CBL's Share Of Unconsolidated Affiliates' Debt:
Gulf Coast Town Center Phase III	Ft. Myers, FL	Jul-15		2.75%	$5,694	$—	$5,694
Hammock Landing Phase I	West Melbourne, FL	Nov-15	Nov-17	2.17%	20,121	—	20,121
Hammock Landing Phase II	West Melbourne, FL	Nov-15	Nov-17	2.42%	8,700	—	8,700
The Pavilion at Port Orange	Port Orange, FL	Nov-15	Nov-17	2.17%	30,407	—	30,407
Oak Park Mall	Overland Park, KS	Dec-15		5.85%	137,850	137,850	—
Triangle Town Center	Raleigh, NC	Dec-15		5.74%	87,574	87,574	—
Renaissance Center Phase I	Durham, NC	Jul-16		5.61%	16,213	16,213	—
Fremaux Town Center Phase I	Slidell, LA	Aug-16	Aug-18	2.17%	27,071	—	27,071
Fremaux Town Center Phase II	Slidell, LA	Aug-16	Aug-18	2.17%	2,627	—	2,627
Governor's Square Mall	Clarksville, TN	Sep-16		8.23%	8,401	8,401	—
Kentucky Oaks Mall	Paducah, KY	Jan-17		5.27%	10,938	10,938	—
The Shops at Friendly Center	Greensboro, NC	Jan-17		5.90%	19,744	19,744	—
High Pointe Commons	Harrisburg, PA	May-17		5.74%	6,549	6,549	—
Gulf Coast Town Center Phase I	Ft. Myers, FL	Jul-17		5.60%	95,400	95,400	—
High Pointe Commons Phase II	Harrisburg, PA	Jul-17		6.10%	2,619	2,619	—
Ambassador Town Center	Lafayette, LA	Dec-17	Dec-19	1.96%	715	—	715
Ambassador Town Center Infrastructure Improvements	Lafayette, LA	Dec-17	Dec-19	2.17%	725	—	725
CoolSprings Galleria	Nashville, TN	Jun-18		6.98%	52,761	52,761	—
York Town Center	York, PA	Feb-22		4.90%	17,837	17,837	—
York Town Center - Pier 1	York, PA	Feb-22		2.91%	716	—	716
West County Center	St. Louis, MO	Dec-22		3.40%	95,000	95,000	—
Friendly Shopping Center	Greensboro, NC	Apr-23		3.48%	50,000	50,000	—
Renaissance Center Phase II	Durham, NC	Apr-23		3.49%	8,000	8,000	—
Coastal Grand-Myrtle Beach	Myrtle Beach, SC	Aug-24		4.09%	59,757	59,757	—
Coastal Grand Outparcel-Myrtle Beach	Myrtle Beach, SC	Aug-24		4.09%	2,883	2,883	—
	SUBTOTAL				$768,302	$671,526	$96,776

Less Noncontrolling Interests' Share Of Consolidated Debt:		Noncontrolling Interest %
The Outlet Shoppes at Gettysburg	Gettysburg, PA	50%		4.99%	$(19,329)	$(19,329)	$—
Statesboro Crossing	Statesboro, GA	50%		1.97%	(5,606)	—	(5,606)
Hamilton Place	Chattanooga, TN	10%		5.86%	(10,162)	(10,162)	—
Hamilton Corner	Chattanooga, TN	10%		5.67%	(1,497)	(1,497)	—
ERMC note (term loan)	Chattanooga, TN	50%		3.50%	(2,819)	(2,819)	—
The Outlet Shoppes at El Paso	El Paso, TX	25%		7.06%	(16,124)	(16,124)	—
The Outlet Shoppes at Oklahoma City Phase II	Oklahoma City, OK	25%		2.91%	(1,477)	—	(1,477)
The Terrace	Chattanooga, TN	8%		7.25%	(1,095)	(1,095)	—
Hamilton Crossing & Expansion	Chattanooga, TN	8%		5.99%	(788)	(788)	—
The Outlet Shoppes at Oklahoma City	Oklahoma City, OK	25%		5.73%	(14,143)	(14,143)	—
CBL Center	Chattanooga, TN	8%		5.00%	(1,639)	(1,639)	—
The Outlet Shoppes at Atlanta	Woodstock, GA	25%		4.90%	(19,674)	(19,674)	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	35%		4.05%	(27,089)	(27,089)	—
	SUBTOTAL				$(121,442)	$(114,359)	$(7,083)

		Original Maturity	Optional Extended Maturity	Interest		Balance
Property	Location	Date	Date	Rate	Balance	Fixed	Variable
Less Noncontrolling Interests' Share Of Debt Premium: (5)		Noncontrolling Interest %
The Outlet Shoppes at El Paso	El Paso, TX	25%		7.06%	$(1,031)	$(1,031)	$—

Company's Share Of Consolidated And Unconsolidated Debt					$5,346,289	$4,560,200	$786,089
Weighted average interest rate					4.91%	5.45%	1.75%

Total Debt of Unconsolidated Affiliates:
Gulf Coast Town Center Phase III	Ft. Myers, FL	Jul-15		2.75%	$5,694	$—	$5,694
Hammock Landing Phase I	West Melbourne, FL	Nov-15	Nov-17	2.17%	40,243	—	40,243
Hammock Landing Phase II	West Melbourne, FL	Nov-15	Nov-17	2.42%	13,579	—	13,579
The Pavilion at Port Orange	Port Orange, FL	Nov-15	Nov-17	2.17%	60,814	—	60,814
Oak Park Mall	Overland Park, KS	Dec-15		5.85%	275,700	275,700	—
Triangle Town Center	Raleigh, NC	Dec-15		5.74%	175,148	175,148	—
Renaissance Center Phase I	Durham, NC	Jul-16		5.61%	32,427	32,427	—
Fremaux Town Center Phase I	Slidell, LA	Aug-16	Aug-18	2.17%	41,648	—	41,648
Fremaux Town Center Phase II	Slidell, LA	Aug-16	Aug-18	2.17%	4,041	—	4,041
Governor's Square Mall	Clarksville, TN	Sep-16		8.23%	17,685	17,685	—
Kentucky Oaks Mall	Paducah, KY	Jan-17		5.27%	21,876	21,876	—
The Shops at Friendly Center	Greensboro, NC	Jan-17		5.90%	39,488	39,488	—
High Pointe Commons	Harrisburg, PA	May-17		5.74%	13,097	13,097	—
Gulf Coast Town Center Phase I	Ft. Myers, FL	Jul-17		5.60%	190,800	190,800	—
High Pointe Commons Phase II	Harrisburg, PA	Jul-17		6.10%	5,236	5,236	—
Ambassador Town Center	Lafayette, LA	Dec-17	Dec-19	1.96%	715	—	715
Ambassador Town Center Infrastructure Improvements	Lafayette, LA	Dec-17	Dec-19	2.17%	725	—	725
CoolSprings Galleria	Nashville, TN	Jun-18		6.98%	105,523	105,523	—
York Town Center	York, PA	Feb-22		4.90%	35,675	35,675	—
York Town Center - Pier 1	York, PA	Feb-22		2.91%	1,431	—	1,431
West County Center	St. Louis, MO	Dec-22		3.40%	190,000	190,000	—
Friendly Shopping Center	Greensboro, NC	Apr-23		3.48%	100,000	100,000	—
Renaissance Center Phase II	Durham, NC	Apr-23		3.49%	16,000	16,000	—
Coastal Grand-Myrtle Beach	Myrtle Beach, SC	Aug-24		4.09%	119,514	119,514	—
Coastal Grand Outparcel-Myrtle Beach	Myrtle Beach, SC	Aug-24		4.09%	5,767	5,767	—
					$1,512,826	$1,343,936	$168,890
Weighted average interest rate					4.84%	5.17%	2.21%

(1)
The Company has an interest rate swap on a notional amount of $11,946, amortizing to $11,313 over the term of the swap, related to CoolSprings Crossing to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate. The swap terminates in April 2016.

(2)
The Company has an interest rate swap on a notional amount of $10,641, amortizing to $10,083 over the term of the swap, related to Gunbarrel Point to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate. The swap terminates in April 2016.

(3)
The Company has an interest rate swap on a notional amount of $31,960, amortizing to $30,276 over the term of the swap, related to Stroud Mall to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate. The swap terminates in April 2016.

(4)
The Company has an interest rate swap on a notional amount of $51,037, amortizing to $48,337 over the term of the swap, related to York Galleria to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate. The swap terminates in April 2016.

(5)	The weighted average interest rates used for debt premiums (discounts) reflect the market interest rate in effect as of the assumption of the related debt.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of December 31, 2014

Schedule of Maturities of Mortgage and Other Indebtedness
(Dollars in thousands )

Based on Maturity Dates As Though All Extension Options Available Have Been Exercised:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2015	$464,867	$231,118	$—	$695,985	13.02%	5.36%
2016	615,574	24,614	(29,491)	610,697	11.42%	5.22%
2017	631,548	194,478	(20,440)	805,586	15.07%	4.86%
2018	657,060	82,459	(5,606)	733,913	13.73%	3.43%
2019	79,281	1,440	—	80,721	1.51%	7.86%
2020	187,690	—	(1,095)	186,595	3.49%	6.35%
2021	549,269	—	(2,265)	547,004	10.23%	5.57%
2022	605,969	113,553	(15,782)	703,740	13.16%	4.72%
2023	528,695	58,000	(19,674)	567,021	10.61%	5.03%
2024	377,398	62,640	(27,089)	412,949	7.72%	4.45%
Face Amount of Debt	4,697,351	768,302	(121,442)	5,344,211	99.96%	4.91%
Net Premiums on Debt	3,109	—	(1,031)	2,078	0.04%	—
Total	$4,700,460	$768,302	$(122,473)	$5,346,289	100.00%	4.91%

Based on Original Maturity Dates:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2015	$528,583	$290,346	$—	$818,929	15.32%	4.83%
2016	718,337	54,312	(35,097)	737,552	13.80%	4.62%
2017	476,281	136,690	(20,440)	592,531	11.08%	5.98%
2018	645,848	52,761	—	698,609	13.07%	3.49%
2019	87,760	—	(1,477)	86,283	1.61%	7.56%
2020	187,690	—	(1,095)	186,595	3.49%	6.35%
2021	540,790	—	(788)	540,002	10.10%	5.61%
2022	605,969	113,553	(15,782)	703,740	13.16%	4.72%
2023	528,695	58,000	(19,674)	567,021	10.61%	5.03%
2024	377,398	62,640	(27,089)	412,949	7.72%	4.45%
Face Amount of Debt	4,697,351	768,302	(121,442)	5,344,211	99.96%	4.91%
Net Premiums on Debt	3,109	—	(1,031)	2,078	0.04%	—
Total	$4,700,460	$768,302	$(122,473)	$5,346,289	100.00%	4.91%

Unsecured Debt Covenant Compliance Ratios as of December 31, 2014

Covenant	Required	Actual
Debt to total asset value	<60%	49.1%
Unencumbered asset value to unsecured indebtedness	>1.60x	2.52x
Unencumbered NOI to unsecured interest expense	>1.75x	4.08x
EBITDA to fixed charges (debt service)	>1.50x	2.21x

Senior Unsecured Notes Compliance Ratios as of December 31, 2014

Covenant	Required	Actual
Total debt to total assets	<60%	53.7%
Secured debt to total assets	<45%	37.0%
Total unencumbered assets to unsecured debt	>150%	235.5%
Consolidated income available for debt service to annual debt service charge	>1.5x	3.1x

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Year Ended December 31, 2014

Mall Portfolio Statistics

TIER 1 Sales > $375.00 per square foot
	Location	Total GLA	Sales Per Square Foot for the Year Ended (1)		Mall Occupancy		% of Total Mall NOI for the Year Ended 12/31/14
Property			12/31/14	12/31/13	12/31/14	12/31/13
Acadiana Mall	Lafayette, LA	991,196
Asheville Mall	Asheville, NC	974,465
CoolSprings Galleria (2)	Nashville, TN	1,055,582
Cross Creek Mall	Fayetteville, NC	1,032,995
Dakota Square Mall	Minot, ND	813,111
Fayette Mall	Lexington, KY	1,173,744
Friendly Center	Greensboro, NC	1,137,632
Governor's Square	Clarksville, TN	732,075
Hamilton Place	Chattanooga, TN	1,160,868
Jefferson Mall	Louisville, KY	903,158
Kirkwood Mall	Bismarck, ND	849,808
Mall del Norte	Laredo, TX	1,168,422
Oak Park Mall	Overland Park, KS	1,607,803
The Outlet Shoppes at El Paso	El Paso, TX	433,045
St. Clair Square	Fairview Hts, IL	1,077,319
Sunrise Mall	Brownsville, TX	750,791
Volusia Mall	Daytona Beach, FL	1,083,762
West County Center	Des Peres, MO	1,207,630
West Towne Mall	Madison, WI	828,602
Total Tier 1 Malls		18,982,008	$445	$445	97.0%	97.0%	33.9%

TIER 2 Sales of $300.01 to $375.00 per square foot
	Location	Total GLA	Sales Per Square Foot for the Year Ended (1)		Mall Occupancy		% of Total Mall NOI for the Year Ended 12/31/14
Property			12/31/14	12/31/13	12/31/14	12/31/13
Arbor Place	Douglasville, GA	1,163,324
Brookfield Square	Brookfield, WI	1,008,340
Burnsville Center	Burnsville, MN	1,043,136
CherryVale Mall	Rockford, IL	845,250
Coastal Grand - Myrtle Beach	Myrtle Beach, SC	1,038,576
East Towne Mall	Madison, WI	788,120
EastGate Mall	Cincinnati, OH	845,143
Frontier Mall	Cheyenne, WY	525,173
Greenbrier Mall	Chesapeake, VA	896,738
Hanes Mall	Winston-Salem, NC	1,505,336
Harford Mall	Bel Air, MD	505,456
Honey Creek Mall	Terre Haute, IN	677,370
Imperial Valley Mall	El Centro, CA	825,826
Laurel Park Place	Livonia, MI	489,987
Layton Hills Mall	Layton, UT	636,702
Meridian Mall	Lansing, MI	968,228
Northpark Mall	Joplin, MO	955,216
Northwoods Mall	N. Charleston, SC	772,684

Mall Portfolio Statistics (continued)

TIER 2 Sales of $300.01 to $375.00 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Year Ended (1)		Mall Occupancy		% of Total Mall NOI for the Year Ended 12/31/14
			12/31/14	12/31/13	12/31/14	12/31/13
Old Hickory Mall	Jackson, TN	538,991
The Outlet Shoppes at Atlanta (3)	Woodstock, GA	371,376
The Outlet Shoppes at Oklahoma City (3)	Oklahoma City, OK	394,661
The Outlet Shoppes of the Bluegrass (3)	Simpsonville, KY	374,683
Park Plaza	Little Rock, AR	540,331
Parkdale Mall	Beaumont, TX	1,278,141
Parkway Place	Huntsville, AL	648,264
Pearland Town Center	Pearland, TX	644,920
Post Oak Mall	College Station, TX	774,922
Richland Mall	Waco, TX	685,730
South County Center	St. Louis, MO	1,044,247
Southpark Mall	Colonial Heights, VA	672,902
Turtle Creek Mall	Hattiesburg, MS	845,946
Valley View Mall	Roanoke, VA	844,193
Westmoreland Mall	Greensburg, PA	999,641
York Galleria	York, PA	764,710
Total Tier 2 Malls		26,914,263	$339	$341	95.0%	95.2%	44.8%

TIER 3 Sales < $300.01 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Year Ended (1)		Mall Occupancy		% of Total Mall NOI for the Year Ended 12/31/14
			12/31/14	12/31/13	12/31/14	12/31/13
Alamance Crossing	Burlington, NC	875,368
Bonita Lakes Mall	Meridian, MS	631,924
Cary Towne Center	Cary, NC	910,200
Chesterfield Mall	Chesterfield, MO	1,293,445
College Square	Morristown, TN	450,465
Eastland Mall	Bloomington, IL	760,915
Fashion Square	Saginaw, MI	745,134
Foothills Mall	Maryville, TN	463,591
Hickory Point Mall	Forsyth, IL	814,213
Janesville Mall	Janesville, WI	615,506
Kentucky Oaks Mall	Paducah, KY	1,054,508
The Lakes Mall	Muskegon, MI	588,764
Mid Rivers Mall	St. Peters, MO	1,089,090
Midland Mall	Midland, MI	468,221
Monroeville Mall	Pittsburgh, PA	1,086,557
Northgate Mall (2)	Chattanooga, TN	790,299
The Outlet Shoppes at Gettysburg	Gettysburg, PS	249,937
Randolph Mall	Asheboro, NC	382,218
Regency Mall	Racine, WI	789,336
River Ridge Mall	Lynchburg, VA	764,243
Southaven Towne Center	Southaven, MS	567,640

TIER 3 Sales < $300.01 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Year Ended (1)		Mall Occupancy		% of Total Mall NOI for the Year Ended 12/31/14
			12/31/14	12/31/13	12/31/14	12/31/13
Stroud Mall	Stroudsburg, PA	398,146
Walnut Square	Dalton, GA	495,516
Wausau Center	Wausau, WI	423,768
Westgate Mall	Spartanburg, SC	954,228
Total Tier 3 Malls		17,663,232	$269	$273	92.2%	91.7%	19.1%

Total Mall Portfolio		63,559,503	$360	$361	94.9%	94.9%	97.8%

Non-Core/Lender Malls
Property	Location	Total GLA	Sales Per Square Foot for the Year Ended (1)		Mall Occupancy		% of Total Mall NOI for the Year Ended 12/31/14
			12/31/14	12/31/13	12/31/14	12/31/13
Gulf Coast Town Center	Ft Myers, FL	1,233,459
Madison Square	Huntsville, AL	928,538
Triangle Town Center	Raleigh, NC	1,264,285
Total Non-Core/Lender Malls		3,426,282	N/A	N/A	N/A	N/A	2.2%

(1)	Represents same-store sales per square foot for mall tenants 10,000 square feet or less for stabilized malls.
(2)	Properties were under development in 2014. Operational metrics have been excluded for Chesterfield Mall and Wausau Center, due to proposed significant redevelopment.
(3)	The Outlet Shoppes at Atlanta, The Outlet Shoppes at Oklahoma City and The Outlet Shoppes of the Bluegrass are non-stabilized malls and are excluded from Sales Per Square Foot.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Year Ended December 31, 2014

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF (2)	% Change Average

Quarter:
All Property Types (1)	652,728	$44.02	$47.97	9.0%	$49.52	12.5%
Stabilized malls	608,551	45.31	49.45	9.1%	51.04	12.6%
New leases	138,390	41.29	50.78	23.0%	53.83	30.4%
Renewal leases	470,161	46.49	49.05	5.5%	50.22	8.0%

Year-to-Date:
All Property Types (1)	2,224,762	$39.90	$43.46	8.9%	$44.84	12.4%
Stabilized malls	2,024,659	41.54	45.31	9.1%	46.76	12.6%
New leases	502,951	40.51	49.52	22.2%	52.51	29.6%
Renewal leases	1,521,708	41.88	43.92	4.9%	44.86	7.1%

		Average Annual Base Rents Per Square Foot (3) By Property Type For Small Shop Space Less Than 10,000 Square Feet:
Total Leasing Activity:

	Square Feet		As of December 31,
Quarter:			2014	2013
Operating portfolio:		Same-center stabilized malls	$31.17	$30.66
New leases	285,989	Stabilized malls	31.17	30.35
Renewal leases	761,939	Non-stabilized malls (4)	25.10	24.52
Development portfolio:		Associated centers	12.99	12.06
New leases	275,245	Community centers	15.98	15.77
Total leased	1,323,173	Office buildings	19.27	19.38

Year-to-Date:
Operating Portfolio:
New leases	1,323,875
Renewal leases	2,931,971
Development Portfolio:
New leases	822,539
Total leased	5,078,385

(1) Includes stabilized malls, associated centers, community centers and other.
(2) Average Gross Rent does not incorporate allowable future increases for recoverable common area expenses.
(3) Average annual base rents per square foot are based on contractual rents in effect as of December 31, 2014, including the impact of any rent concessions.
(4) Includes The Outlet Shoppes of the Bluegrass, The Outlet Shoppes at Atlanta and The Outlet Shoppes at Oklahoma City as of December 31, 2014 and The Outlet Shoppes at Atlanta and The Outlet Shoppes at Oklahoma City as of December 31, 2013.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Year Ended December 31, 2014

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet
For the Year Ended December 31, 2014 Based on Commencement Date

	Number of Leases	Square Feet	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Commencement 2014:
New	226	561,940	8.07	$46.68	$49.46	$38.12	$8.56	22.5%	$11.34	29.7%
Renewal	590	1,600,766	4.11	40.74	41.71	38.21	2.53	6.6%	3.50	9.2%

Commencement 2014 Total	816	2,162,706	5.21	$42.28	$43.72	$38.18	$4.10	10.7%	$5.54	14.5%

Commencement 2015:
New	80	225,267	8.96	$48.09	$50.95	$37.90	$10.19	26.9%	$13.05	34.4%
Renewal	244	697,258	4.16	39.15	40.12	36.93	2.22	6.0%	3.19	8.6%

Commencement 2015 Total	324	922,525	5.35	$41.33	$42.77	$37.17	$4.16	11.2%	$5.60	15.1%

Total 2014/2015	1,140	3,085,231	5.25	$42.00	$43.44	$37.88	$4.12	10.9%	$5.56	14.7%

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of December 31, 2014

Top 25 Tenants Based On Percentage Of Total Annual Revenues

	Tenant	Number of Stores	Square Feet	Percentage of Total Revenues
1	Limited Brands, LLC (1)	163	835,221	3.21%
2	Signet Jewelers Limited (2)	217	321,661	2.84%
3	Foot Locker, Inc.	138	576,776	2.24%
4	Ascena Retail Group, Inc. (3)	183	916,598	2.19%
5	AE Outfitters Retail Company	81	496,925	2.01%
6	The Gap, Inc.	70	768,850	1.69%
7	Genesco Inc. (4)	195	307,846	1.67%
8	Dick's Sporting Goods, Inc. (5)	26	1,429,353	1.63%
9	JC Penney Company, Inc. (6)	65	7,412,922	1.27%
10	Aeropostale, Inc.	91	333,310	1.26%
11	Luxottica Group, S.P.A. (7)	125	271,139	1.26%
12	Abercrombie & Fitch, Co.	59	395,863	1.26%
13	Express Fashions	44	359,278	1.17%
14	Finish Line, Inc.	62	319,706	1.13%
15	Charlotte Russe Holding, Inc.	53	344,591	1.09%
16	Forever 21 Retail, Inc.	23	437,415	1.07%
17	The Buckle, Inc.	50	255,561	0.99%
18	Best Buy Co., Inc. (8)	63	548,048	0.99%
19	New York & Company, Inc.	43	290,321	0.89%
20	Sun Capital Partners, Inc. (9)	45	627,939	0.89%
21	The Children's Place Retail Stores, Inc.	62	270,839	0.80%
22	Claire's Stores, Inc.	112	139,241	0.80%
23	Barnes & Noble Inc.	19	579,099	0.76%
24	Cinemark	10	524,772	0.76%
25	Shoe Show, Inc.	51	621,150	0.73%
		2,050	19,384,424	34.60%

(1)	Limited Brands, LLC operates Victoria's Secret, Bath & Body Works and PINK.
(2)
Signet Jewelers Limited operates Kay Jewelers, Marks & Morgan, JB Robinson, Shaw's Jewelers, Osterman's Jewelers, LeRoy's Jewelers, Jared Jewelers, Belden Jewelers, Rogers Jewelers and Ultra Diamonds. In May 2014, Signet Jewelers acquired Zale Corporation, which operates Zale, Peoples and Piercing Pagoda.

(3)	Ascena Retail Group, Inc. operates Justice, dressbarn, maurices, Lane Bryant and Catherines.
(4)	Genesco Inc. operates Journey's, Underground by Journey's, Hat World, Lids, Hat Zone, and Cap Factory stores.
(5)	Dick's Sporting Goods, Inc. operates Dick's Sporting Goods and Golf Galaxy stores.
(6)
JC Penney Co., Inc. owns 32 of these stores. JC Penney plans to close four stores in 2015 including three leased locations and one location that was recently sold to a third party as a redevelopment opportunity. The four stores are included in the above chart as the stores were in operation as of December 31, 2014 and JC Penney remains obligated for rent under the terms of the respective leases.

(7)	Luxottica Group, S.P.A. operates Lenscrafters, Sunglass Hut, and Pearle Vision.
(8)	Best Buy Co., Inc. operates Best Buy and Best Buy Mobile.
(9)	Sun Capital Partners, Inc. operates Gordmans, Limited Stores, Fazoli's Restaurants, Smokey Bones, Johnny Rockets, Shopko Stores and Bar Louie Restaurants.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Year Ended December 31, 2014
Capital Expenditures
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Tenant allowances	$12,783	$10,530	$46,837	$46,940

Renovations	11,844	14,172	27,285	36,592

Deferred maintenance:
Parking lot and parking lot lighting	8,148	8,833	31,411	15,867
Roof repairs and replacements	2,458	3,771	5,544	9,145
Other capital expenditures	5,114	7,368	11,352	13,409
Total deferred maintenance expenditures	15,720	19,972	48,307	38,421

Total capital expenditures	$40,347	$44,674	$122,429	$121,953

(1)	Tenant allowances, sometimes made to third-generation tenants, are recovered through minimum rents from the tenants over the term of the lease.
(2)
Renovation capital expenditures for remodelings and upgrades to enhance our competitive position in the market area. A portion of these expenditures covering items such as new floor coverings, painting, lighting and new seating areas are also recovered through tenant billings. The costs of other items such as new entrances, new ceilings and skylights are not recovered from tenants. We estimate that 30% of our renovation expenditures are recoverable from our tenants over a ten to fifteen year period.

(3)
The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as deferred maintenance expenditures. These expenditures are billed to tenants as common area maintenance expense and the majority is recovered over a five to fifteen year period.

Deferred Leasing Costs Capitalized
(In thousands)

	2014	2013
Quarter ended:
March 31,	$773	$461
June 30,	807	356
September 30,	770	734
December 31,	913	876
	$3,263	$2,427

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of December 31, 2014

Properties Opened During the Year Ended December 31, 2014
(Dollars in thousands)

Property	Location	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	Opening Date	Initial Unleveraged Yield
Outlet Center:
The Outlet Shoppes of the Bluegrass (3)	Simpsonville, KY	374,597	$77,234	$76,013	July-14	12.1%

Mall/Outlet Center Expansions:
The Outlet Shoppes at El Paso - Phase II (4)	El Paso, TX	44,014	7,663	6,747	August-14	12.0%
The Outlet Shoppes at Oklahoma City - Phase III (4)	Oklahoma City, OK	18,182	3,713	3,041	August-14	12.8%
Parkdale Mall - shops	Beaumont, TX	6,500	1,439	1,152	September-14	10.2%
The Promenade - Ross, Bed Bath & Beyond, Ashley Furniture (5)	D'Ilberville, MS	68,400	8,373	6,843	Spring/Fall-14	10.3%
		137,096	21,188	17,783
Community Center:
Fremaux Town Center - Phase I (3)	Slidell, LA	341,002	55,030	52,408	March-14	8.4%

Community Center Expansion:
Hammock Landing - Carmike (6)	West Melbourne, FL	47,000	12,232	9,931	August-14	7.5%

Total Properties Opened		899,695	$165,684	$156,135

Redevelopment Completed During the Year Ended December 31, 2014
(Dollars in thousands)

Property	Location	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	Opening Date	Initial Unleveraged Yield
Mall Redevelopment:
College Square - Longhorn Steakhouse & T.J. Maxx	Morristown, TN	30,271	$3,078	$2,858	April-14	10.6%
Fayette Mall - Sears Redevelopment	Lexington, KY	114,297	68,517	55,693	Fall-14/ Spring-15	8.1%
Monroeville Mall - Dick's Sporting Goods	Pittsburgh, PA	86,000	8,649	6,532	August-14	8.6%
Northgate Mall - Burlington	Chattanooga, TN	63,000	7,538	6,353	September-14	7.4%
		293,568	87,782	71,436

Associated Center Redevelopment:
West Towne Crossing - Nordstrom Rack	Madison, WI	30,750	5,693	5,708	October-14	10.3%

Total Redevelopment Completed		324,318	$93,475	$77,144

Properties Under Development at December 31, 2014
(Dollars in thousands)

Property	Location	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	Expected Opening Date	Initial Unleveraged Yield
Outlet Center Expansion:
The Outlet Shoppes at Atlanta - Parcel Development (4)	Woodstock, GA	9,600	$3,542	$594	Spring-15	9.3%

Community Centers:
Ambassador Town Center (3)	Lafayette, LA	438,057	61,456	2,611	Spring-16	8.8%
Parkway Plaza	Fort Oglethorpe, GA	134,050	17,325	13,001	Spring-15	8.5%
		572.107	78,781	15,612
Community Center Expansions:
Fremaux Town Center - Phase II (3)	Slidell, LA	279,791	38,334	11,779	Fall-15	9.6%
Hammock Landing - Academy Sports (6)	West Melbourne, FL	63,092	9,903	4,175	Spring-15	8.6%
		342,883	48,237	15,954
Mall Redevelopment:
CoolSprings Galleria - Sears Redevelopment (6)	Nashville, TN	182,163	66,398	28,292	Spring-15	7.0%
Janesville Mall - JCP Redevelopment	Janesville, WI	149,522	15,925	545	Fall-15	8.7%
Meridian Mall - Gordmans	Lansing, MI	50,000	7,372	2,995	Fall-15	10.2%
Northgate Mall - Streetscape/ULTA	Chattanooga, TN	50,852	8,989	3,848	Fall-14/Spring-15	10.5%
		432,537	98,684	35,680

Total Properties Under Development		1,357,127	$229,244	$67,840

Shadow Pipeline of Properties Under Development at December 31, 2014
(Dollars in thousands)

Property	Location	Total Project Square Feet	Estimated Total Cost (1)	Expected Opening Date	Initial Unleveraged Yield
Outlet Center Expansions:
The Outlet Shoppes at Atlanta - Phase II (4)	Woodstock, GA	35,000	$5,000 - $6,000	Fall-15	12% - 13%
The Outlet Shoppes of the Bluegrass - Phase II (3)	Simpsonville, KY	50,000	$9,000 - $10,000	Fall-15	11% - 12%
		85,000	$14,000 - $16,000
Mall Redevelopment:
Hickory Point Mall - JCP Redevelopment	Decatur, IL	100,000	$3,000 - $4,000	Fall-15	8% - 9%

Total Shadow Pipeline		185,000	$17,000 - $20,000

(1)	Total Cost is presented net of reimbursements to be received.
(2)	Cost to Date does not reflect reimbursements until they are received.
(3)	This property is a 65/35 joint venture. Total cost and cost to date are reflected at 100%.
(4)	This property is a 75/25 joint venture. Total cost and cost to date are reflected at 100%.
(5)	This property is a 85/15 joint venture. Total cost and cost to date are reflected at 100%.
(6)	This property is a 50/50 joint venture. Total cost and cost to date are reflected at 100%.